EXHIBIT 1

Oi S.A.

Corporate Taxpayer’s Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) 33.30029520-8

PUBLICLY HELD COMPANY

MINUTES OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

(Transcribed in the form of a summary, according to

the Law No. 6,404/76, Article 130, § 1º)

1. DATE, TIME AND PLACE: On March, 26, 2015, at 2:30 pm, at the headquarters of Oi S.A. (the “Company”), located at Rua do Lavradio, No. 71, Downtown, in the City and State of Rio de Janeiro.

2. AGENDA: Approve the terms and conditions of (1) the Exchange Agreement; and (2) the Call Option Agreement; both entered into by Portugal Telecom International Finance B.V., PT Portugal SGPS, S.A., Telemar Participações S.A. and the Company.

3. CALL NOTICE: Call Notice published in the Official Gazette of the State of Rio de Janeiro (Diário Oficial do Estado do Rio de Janeiro), Part 5, in the issues of March 10, 2015, page 43; March 11, 2015, page 27; and March 12, 2015, page 50; and in the newspaper “Valor Economico” - National Edition, in the issues of March 10, 2015, page B5; March 11, 2015, page A1 and March 12, 2015, page B5, in accordance with Law No. 6,404/76, Article 124, heading and paragraph 1.

3.1. All documents required by Law No. 6,404/76 (the “Corporations Law”) and the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM) applicable regulations, with respect to the matters to be discussed at this Extraordinary Shareholders’ Meeting, were made available to the Company’s shareholders through the CVM’s IPE system, upon publication of the Notice of Meeting, on March 9, 2015.

4. ATTENDANCE: Present were shareholders representing 43.14% of the Company’s voting capital and 45.63% of the non-voting preferred shares, representing 44.81% of the Company’s total shares, according to records and signatures in the Shareholders’ Attendance. Also present were Mr. Bayard De Paoli Gontijo, Chief Executive Officer, Chief Financial Officer and Investor Relations Officer; and Ms. Maria Gabriela Campos da Silva Menezes, Corporate Legal Officer and Company Secretary, as well as Mr. Aparecido Galdino, member of the Fiscal Council, each of whom made themselves available to the shareholders of the Company for clarification and information regarding the subject of the Meeting. The absence of the shareholders Portugal Telecom, SGPS, S.A. and its subsidiary Bratel Brasil S.A. was recorded.

5. BOARD: Following the verification of the legal quorum, and in accordance with the provisions of Article 17 of the Company’s Bylaws, the Meeting was commenced, and the Chair was assumed by Mr. Rafael Padilha Calábria, representative vested with specific powers, and the secretary Mrs. Maria Gabriela Menezes Côrtes.

6. RESOLUTIONS: The Chairman began the meeting by explaining that the Meeting was called in order to give effect to the decision of the CVM, from its extraordinary meeting on March 4, 2015. The CVM conditioned granting the waivers requested by the Company, necessary to finalize the exchange and option to purchase shares transactions of the Exchange Agreement and Call Option Agreement, as entered into by Portugal Telecom International Finance B.V., PT Portugal SGPS, S.A., Telemar Participações S.A., and the Company on September 8, 2014 (the “Exchange and Option Agreements”), on shareholder approval. The Chairman also clarified that for this purpose each ordinary and preferred share has the right to vote during this Extraordinary Meeting. Lastly, the Chairman informed the shareholders that the exchange and option to purchase shares transactions were disclosed by the Company to its shareholders and the public as a whole by way of Material Facts and Notices to the Market throughout the second semester of 2014 and in 2015, and that the Exchange and Option Agreements remain available for consultation to those interested.

6.1. As proposed by the Chairman, the present shareholders approved, unanimously, the minutes in summary form of this Extraordinary General Shareholders’ Meeting, as well as its publication without the signatures of the present shareholders, in accordance with Article 130 of the Corporations Law. In addition, the shareholders unanimously waived the reading of the Agenda of the Meeting, and the related documents.

6.2. The present shareholders, representing 98.91% of valid votes, approved by a majority, with abstentions and opposing votes recorded, the terms and conditions of (1) the Exchange Agreement; and (2) the Call Option Agreement; both entered into by Portugal Telecom International Finance B.V., PT Portugal SGPS, S.A., Telemar Participações S.A., and the Company; authorizing the Company’s management to take the necessary steps to finalize the transactions contemplated in the Exchange and Option Agreements.

7. VOTING MANIFESTATIONS, PROTESTS AND ABSTENTIONS: With respect to the matters deliberated in the Extraordinary Meeting, we recorded a dissenting vote by the shareholder The State Teachers Retirement System of Ohio and a manifestation of dissenting vote by the shareholder Tempo Capital Principal Fundo de Investimento de Ações and abstentions by the shareholder Fundação Petrobras de Seguridade Social – PETROS and some of the holders of ADRs representing shares of the Company, represented by The Bank of New York ADR Department. A protest presented by the shareholder Tempo Capital was also recorded, that was received by those present, filed at the Company.

8. CLOSING: As there was nothing more to be discussed, the meeting was adjourned for the preparation of these minutes. The minutes were read, and approved by the shareholders who constituted a quorum for the approval of the abovementioned decisions. Signed TELEMAR PARTICIPAÇÕES S.A.; VALVERDE PARTICIPAÇÕES S.A.; LF TEL S/A; AG TELECOM PARTICIPACOES SA; ANDRADE GUTIERREZ SA; JEREISSATI TELECOM S.A.; (p.p. Luciene Sherique Antaki); BNDES PARTICIPACOES SA BNDESPAR; (p.p. Alfredo de Carvalho Filho); CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO DO BRASIL - PREVI; (p.p. Luis Gustavo Frantz); THE BANK OF NEW YORK ADR DEPARTMENT; (p.p. Ralph Figueiredo de Azevedo); NEON LIBERTY EMERGING MARKETS FUND LP; NEON LIBERTY LORIKEET MASTER FUND LP; NLCF FUND LP; FIDELITY INVESTMENT FUNDS - FIDELITY INDEX EMERGING MARKETS FUND; JNL/MELLON CAPITAL EMERGING MARKETS INDEX FUND; BUREAU OF LABOR FUNDS - LABOR PENSION FUND (formerly LABOR PENSION FUND SUPERVISORY COMMITTEE - LABOR PENSION FUND); NEW YORK STATE COMMON RETIREMENT FUND; PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO; THE MASTER TRUST BANK OF JAPAN, LTD. AS TRUSTEE FOR MTBJ400045828; THE MASTER TRUST BANK OF JAPAN, LTD. AS TRUSTEE FOR MTBJ400045829; THE MASTER TRUST BANK OF JAPAN, LTD. AS TRUSTEE FOR MTBJ400045833; THE MASTER TRUST BANK OF JAPAN, LTD. AS TRUSTEE FOR MTBJ400045835; THE MASTER TRUST BANK OF JAPAN, LTD. AS TRUSTEE FOR MTBJ400045792; THE MASTER TRUST BANK OF JAPAN, LTD. AS TRUSTEE FOR MTBJ400045796; VANGUARD INVESTMENT SERIES, PLC; VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND, A SERIES OF VANGUARD STAR FUNDS; ADVANCED SERIES TRUST - AST GOLDMAN SACHS MULTI-ASSET PORTFOLIO; ADVANCED SERIES TRUST - AST PRUDENTIAL GROWTH ALLOCATION PORTFOLIO; ALASKA PERMANENT FUND; AQR EMERGING EQUITIES FUND, L.P.; ARIZONA PSPRS TRUST; AT&T UNION WELFARE BENEFIT TRUST; BELLSOUTH CORPORATION RFA VEBA TRUST; CAISSE DE DEPOT ET PLACEMENT DU QUEBEC; CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM; CANADA PENSION PLAN INVESTMENT BOARD; CASEY FAMILY PROGRAMS; CF DV EMERGING

MARKETS STOCK INDEX FUND; CITY OF NEW YORK GROUP TRUST; COLLEGE RETIREMENT EQUITIES FUND; COMMONWEALTH SUPERANNUATION CORPORATION; COMPASS AGE LLC; DELTA LLOYD L CYRTE LATAM FUND; DIVERSIFIED MARKETS (2010) POOLED FUND TRUST; EATON VANCE COLLECTIVE INVESTMENT TRUST FOR EMPLOYEE BENEFIT PLANS - EMERGING MARKETS EQUITY FUND; EATON VANCE TRUST COMPANY COMMON TRUST FUND - PARAMETRIC STRUCTURED EMERGING MARKETS EQUITY COMMON TRUST FUND; EGSHARES BRAZIL INFRASTRUCTURE ETF; EMERGING MARKETS EQUITY TRUST 4; EMERGING MARKETS PLUS SERIES OF BLACKROCK QUANTITATIVE PARTNERS, L.P.; EMPLOYEES’ RETIREMENT SYSTEM OF THE STATE OF HAWAII; ENHANCED RAFI EMERGING MARKETS LP; EVANGELICAL LUTHERAN CHURCH IN AMERICA BOARD OF PENSIONS; FIDELITY SALEM STREET TRUST: FIDELITY SERIES GLOBAL EX U.S. INDEX FUND; FIDELITY SALEM STREET TRUST: SPARTAN EMERGING MARKETS INDEX FUND; FIDELITY SALEM STREET TRUST: SPARTAN GLOBAL EX U.S. INDEX FUND; FIRST TRUST BRAZIL ALPHADEX FUND; FIRST TRUST EMERGING MARKETS ALPHADEX FUND; FIRST TRUST EMERGING MARKETS ALPHADEX UCITS ETF; FISRT TRUST LATIN AMERICA ALPHADEX FUND; FUTURE FUND BOARD OF GUARDIANS; GMAM GROUP PENSION TRUST II; GMAM INVESTMENT FUNDS TRUST; GMO DEVELOPED WORLD STOCK FUND, A SERIES OF GMO TRUST; GMO EMERGING MARKETS EQUITY FUND, A SUB-FUND OF GMO FUNDS PLC; GMO GLOBAL REAL RETURN (UCITS) FUND, A SUB-FUND OF GMO FUNDS PLC; GMO IMPLEMENTATION FUND, A SERIES OF GMO TRUST; GMO TRUST ON BEHALF OF GMO EMERGING COUNTRIES FUND; HC CAPITAL TRUST THE INSTITUTIONAL INTERNATIONAL EQUITY PORTFOLIO; HC CAPITAL TRUST THE INTERNATIONAL EQUITY PORTFOLIO; HEWLETT-PACKARD COMPANY MASTER TRUST; HP INVEST COMMON CONTRACTUAL FUND; IBM 401(K) PLUS PLAN; ILLINOIS STATE BOARD OF INVESTMENT; ISHARES II PUBLIC LIMITED COMPANY; ISHARES III PUBLIC LIMITED COMPANY; ISHARES PUBLIC LIMITED COMPANY; ISHARES V PUBLIC LIMITED COMPANY; ISHARES VII PUBLIC LIMITED COMPANY; JOHN HANCOCK FUNDS II STRATEGIC EQUITY ALLOCATION FUND; JOHN HANCOCK VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY INDEX TRUST B; JOHN HANCOCK VARIABLE INSURANCE TRUST UTILITIES TRUST; LEGG MASON GLOBAL FUNDS, P.L.C.; LVIP BLACKROCK EMERGING MARKETS RPM FUND; MELLON BANK N.A. EMPLOYEE BENEFIT COLLECTIVE INVESTMENT FUND PLAN; MINISTRY OF STRATEGY AND FINANCE; NATIONAL COUNCIL FOR SOCIAL SECURITY FUND; NAV CANADA PENSION PLAN; NEW YORK STATE TEACHERS’ RETIREMENT SYSTEM;

NORGES BANK; NORTHERN TRUST COLLECTIVE ALL COUNTRY WORLD INDEX (ACWI) EX-US FUND-LENDING; NORTHERN TRUST COLLECTIVE EMERGING MARKETS INDEX FUND-LENDING; NORTHERN TRUST INVESTMENT FUNDS PLC; NTGI - QUANTITATIVE MANAGEMENT COLLECTIVE FUNDS TRUST; NZAM EM8 EQUITY PASSIVE FUND; ONTARIO TEACHERS’ PENSION PLAN BOARD; PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY; PRUDENTIAL WORLD FUND, INC. PRUDENTIAL INTERNATIONAL EQUITY FUND; PUBLIC EMPLOYEE RETIREMENT SYSTEM OF IDAHO; PUBLIC SECTOR PENSION INVESTMENT BOARD; PYRAMIS GLOBAL EX U.S. INDEX FUND LP; SAN DIEGO GAS & ELEC CO NUC FAC DEC TR QUAL; SCHWAB EMERGING MARKETS EQUITY ETF; SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX ETF; SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND; STICHTING BEDRIJFSTAKPENSIOENFONDS VOOR HET BEROEPSVERVOER OVER DE WEG; TEACHER RETIREMENT SYSTEM OF TEXAS; TEACHERS RETIREMENT SYSTEM OF THE STATE OF ILLINOIS; THE BANK OF KOREA; THE FIRST CHURCH OF CHRIST, SCIENTIST, IN BOSTON MASSACHUSETTS; THE GENERAL MOTORS CANADIAN HOURLY-RATE EMPLOYEES PENSION PLAN; THE GENERAL MOTORS CANADIAN RETIREMENT PROGRAM FOR SALARIED EMPLOYEES; GMO EMERGING MARKETS FUND; THE MONETARY AUTHORITY OF SINGAPORE; THE NOMURA TRUST AND BANKING CO., LTD. RE: INTERNATIONAL EMERGING STOCK INDEX MSCI EMERGING NO HEDGE MOTHER FUND (936561); THE SEVENTH SWEDISH NATIONAL PENSION FUND - AP7 EQUITY FUND; THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO; TIAA-CREF FUNDS - TIAA-CREF EMERGING MARKETS EQUITY INDEX FUND; UTAH STATE RETIREMENT SYSTEMS; VANGUARD EMERGING MARKETS STOCK INDEX FUND; VANGUARD FTSE ALL-WORLD EX-US INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUND; VANGUARD FUNDS PUBLIC LIMITED COMPANY; VANGUARD TOTAL WORLD STOCK INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS; VOYA EMERGING MARKETS INDEX PORTFOLIO; WASHINGTON STATE INVESTMENT BOARD; (p.p. Anderson Carlos Koch); CARAVELAS FUNDO DE INVESTIMENTO DE AÇÕES; (p.p. Carolina Meira D’Araujo Martins); MARIANA SALLOWICZ; LUIZ OSWALDO DE OLIVEIRA PEREIRA; TEMPO CAPITAL PRINCIPAL FUNDO DE INVESTIMENTO DE AÇÕES; (p.p. Raphael Manhães Martins); FUNDACAO PETROBRAS DE SEGURIDADE SOCIAL-PETROS; (p.p. Rafael Leonardo de Almeida Costa); LUIZ FERNANDO SIQUEIRA MENDONÇA; MCR PRINCIPAL FIA (p.p. Marcelo Scheyhe Rocha).—

Conforms to the original recorded in the Company’s own books.

Rio de Janeiro, March 26, 2015.

Maria Gabriela Menezes Côrtes

Board Secretary

ANNEX I

MANIFESTATION PRESENTED BY TEMPO CAPITAL PRINCIPAL FUNDO DE INVESTIMENTO DE AÇÕES TO THE PRESIDING BOARD OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING (“MEETING”) OF OI S.A. (“COMPANY”), HELD ON MARCH 26, 2015.

1. Tempo Capital Principal Fundo de Investimento de Ações (“Tempo Capital”) hereby casts before the Presiding Board of the Meeting its vote to REJECT the proposal of the Company’s Management related to the single item on the Agenda of the Meeting. In its view, the terms and conditions (i) of the Exchange Agreement; and (ii) of the Call Option Agreement; both entered into between Portugal Telecom International Finance B.V., PT Portugal SGPS, S.A., Portugal Telecom, SGPS S.A., Telemar Participações S.A. and the Company, do not meet the best interests of the Company or the minority shareholders, since they do not adequately address the losses suffered by both under the infamous Capital Increase of Oi.

2. Finally, we declare to the Presiding Board of the Meeting that, in accordance with the decision of the CVM in Case RJ-2014-11,297, there is “the need to observe Law No. 6,404/1976, Article 115, § 1º, especially because it refers to related party transactions”. It is imperative to recognize that the voting impediment includes not only PT SGPS and its subsidiaries, but all shareholders of the control block. In case this provision is not complied with, this manifestation will serve as a PROTEST

/s/ illegible

TEMPO CAPITAL PRINCIPAL FUNDO DE INVESTIMENTO DE AÇÕES

Raphael Manhães Martins

OAB/RJ No. 147,187